Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

BASIS OF PRESENTATION

The following unaudited pro forma consolidated financial data for Frequency Electronics, Inc. (“FEI”) is based on FEI’s historical financial statements adjusted to reflect the acquisition of Elcom Technologies, Inc. (“Elcom”). The unaudited pro forma consolidated statement of operations is presented for the year ended April 30, 2011 and for the nine months ended January 31, 2012. The results of operations for Elcom are for the twelve-month period ended March 31, 2011 and for the nine-month period ended December 31, 2011, which correspond to Elcom’s historical period ends. The full year pro forma statement of operations reflects the Elcom acquisition as if it had occurred on May 1, 2010 while the nine-month pro forma statement of operations reflects the acquisition as if it had occurred on May 1, 2011. The unaudited pro forma consolidated balance sheet reflects the Elcom acquisition as if it had occurred on January 31, 2012 and uses the December 31, 2011 consolidated balance sheet of Elcom.

The Elcom acquisition was consummated pursuant to the terms of a stock purchase agreement dated as of February 21, 2012. All dollar information presented herein is in thousands. Under the terms of the agreement, the Company paid an aggregate of $5,020 which included repayment of $910 to other former Elcom shareholders under one of the shareholder loans of which FEI was also a participant. In addition, the Company paid an aggregate of $210 to certain creditors of Elcom which were obligated to be paid under the terms of the stock purchase agreement. The balance of $3,900 was paid to the sellers in exchange for the shares of capital stock of Elcom (and all options or warrants to purchase such capital stock) owned by them in accordance with the preferences and priorities associated with such shares of capital stock.

During the period from December 2006 to the date of acquisition of the remaining shares of Elcom, FEI owned approximately 25% of Elcom’s outstanding shares. The Company had accounted for this investment on the equity method of accounting, recognizing FEI’s proportionate share of Elcom’s net profits or losses. In addition, based on periodic assessments of Elcom’s market value, FEI recorded impairment charges against both its investment in Elcom and in a note receivable from Elcom. These reduced values form the starting basis for its investment in Elcom.

Based on the amounts paid to the Elcom shareholders, the Company estimated that the fair value of Elcom at the date of acquisition was approximately $7,880. The Company’s estimate of the fair value of Elcom at the date of acquisition included an adjustment for a control premium of 15% which affected the total value at the date of acquisition. The FEI-Elcom transaction is considered a “step acquisition” by generally accepted accounting principles. Such an acquisition required the Company to adjust its previously held equity interest in Elcom to fair value and record any resulting gain or loss in its statement of income. The difference between the fair value of the Company’s ownership in Elcom and the Company’s carrying value of its investment resulted in the recognition of a gain of approximately $730.

The fair value of Elcom at the date of the transaction was allocated to $4,634 of net tangible assets, deferred taxes of $2,573, and $673 of intangible assets, including goodwill of $398. None of the goodwill is expected to be deductible for income tax purposes.

New investment value of Elcom:

New investment value of Elcom:
Fair value of the Company’s investment in Elcom	$1,185
Fair value of notes receivable from Elcom, plus accrued interest through February 20, 2012	1,675
Aggregate cash paid under terms of stock purchase agreement	5,020
Fair value of Elcom investment	$7,880

The purchase price will be allocated as follows:
Net current assets and liabilities	$2,588
Fixed assets, at fair value	2,100
Net deferred tax assets	2,573
Net non-current assets and liabilities	(54)
Intangible assets and goodwill	673
$7,880

The allocation to fixed assets and intangible assets are recoded at estimated fair value which is based on a valuation of Elcom’s tangible and intangible assets including as assessment of its net deferred tax assets which were determined to be $2,573. The fixed assets consist of Elcom’s machinery and equipment used in its production and development processes and will be depreciated over a period of 4 to 7 years. Included in intangible assets and goodwill is the value of Elcom’s ISO 9000 certification in the amount of $275. This amount will be amortized over a 3-year period. The remaining amount is goodwill of $398, which reflects, effectively, the value of the expertise and know-how of Elcom’s engineering and technical staff which does not meet the criteria to be recorded as an intangible asset under generally accepted accounting principles. This amount will not be amortized into operations, however, the Company will annually evaluate this asset for potential impairment.

The pro forma adjustments detailed in the following pro forma financial data are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the historical audited and unaudited financial statements and related notes of Frequency Electronics, Inc. as filed with the Securities and Exchange Commission and the historical audited consolidated financial statements and related notes of Elcom Technologies, Inc., as presented in Exhibit 99.1 to Amendment No. 1 to the Form 8-K filed on May 7, 2012. The pro forma financial data has been prepared for illustrative purposes only and does not purport to present what actual results of operations or actual financial position would have been if the transaction described above in fact occurred on such dates or to project the results of operations or financial position for any future period or date.

Unaudited Pro Forma Consolidated Balance Sheets

January 31, 2012

	Frequency	Elcom
	Electronics	Technologies	Prof Forma
	Historical	Historical	Adjustments		Pro Forma

	(In thousands except share data)
ASSETS:
Current assets:
Cash and cash equivalents	$4,548	$585	$(1,128	) a	$4,005
Marketable securities	18,077	-			18,077
Accounts receivable and costs and estimated earnings in excess of billing, net	15,095	1,164			16,259
Inventories	31,072	3,090			34,162
Deferred income taxes	2,574	-	1,023	b	3,597
Prepaid income taxes, expenses and other	1,448	58			1,506
Total current assets	72,814	4,897	(105)		77,606
Property, plant and equipment, at cost, less accumulated depreciation and amortization	6,623	598	1,533	c	8,754
Deferred income taxes	750	-	1,550	b	2,300
Goodwill and other intangible assets	218	-	674	c	892
Assets held in trust	9,893	-			9,893
Investment in and loans receivable from affiliates	3,012	-	5,685	d	817
			(7,880	) h
Other assets	817	190			1,007
Total assets	$94,127	$5,685	$1,457		$101,269
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Short-term credit obligations	$2,581	$185	$4,000	a	$6,766
Shareholder loans payable	-	2,795	(2,795	) e	-
Accounts payable - trade	1,170	510			1,680
Accrued liabilities	5,182	1,334	322	f	6,838
Total current liabilities	8,933	4,824	1,527		15,284
Capital lease obligation- noncurrent	-	90			90
Deferred compensation	10,126	-			10,126
Deferred rent and other liabilities	712	-			712
Total liabilities	19,771	4,914	1,527		26,212
Commitments and contingencies
Stockholders' equity:
Preferred stock - $1.00 par value	-	10	(10	) h	-
Common stock - $1.00 par value, issued 9,163,940 shares	9,164	8	(8	) h	9,164
Additional paid-in capital	50,542	11,722	7,109	g	50,542
			(18,831	) h
			701	i
Retained earnings	14,480	(10,969)	10,969	h	15,181
	74,186	771	(70)		74,887
Other stockholders’ equity	170	-			170
Total stockholders' equity	74,356	771	(70)		75,057
Total liabilities and stockholders' equity	$94,127	$5,685	$1,457		$101,269

NOTES and Assumptions

a-	Cash paid plus draw from credit line for Elcom acquisition.
b-	Allocation of purchase price to deferred tax assets
c-	Allocation of purchase price to tangible and intangible assets
d-	Increase investment in Elcom for purchase transaction
e-	Repay shareholder loans
f-	Accrue payments to other Elcom shareholders and transaction-related fees
g-	Increase Elcom’s stockholder’s equity to match FEI investment in Elcom including the gain on the pre-acquisition investment in Elcom
h-	Eliminate pre-acquisition Elcom equity accounts.
i-	Increased earnings from combined companies.

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

Nine Months Ended January 31, 2012

	Frequency	Elcom
	Electronics	Technologies	Prof Forma
	Historical	Historical	Adjustments		Pro Forma
	(In thousands except per share data)

Revenues	$46,442	$6,878	$(21	) A	$53,299

			(21	) A
Cost of revenues	27,970	5,198	263	B	33,410
Gross margin	18,472	1,680	(263)		19,889
Selling and administrative expenses	10,017	1,847	69	C	11,933
Transaction costs	109		121	F	230
Research and development expense	2,954	714			3,668
Operating profit	5,392	(881)	(453)		4,058

Other income (expense):
Investment income	473	2	(75	) D	400
Equity loss and impairment charge	(801)	-	801	E	-
Interest expense	(77)	(191)	132	G	(190)
			(54	) H
Other expense, net	(23)	(282)			(305)
Income before provision for income taxes	4,964	(1,352)	351		3,963
Provision for income taxes	1,770	5	(350	) I	1,425
Net income	$3,194	$(1,357)	$701		$2,538

Net income per common share
Basic	$0.38	$(0.16)			$0.31
Diluted	$0.37	$(0.16)			$0.30

Weighted average shares outstanding
Basic	8,320	8,320			8,320
Diluted	8,538	8,538			8,538

NOTES and Assumptions

A-	Eliminate intercompany sales and purchases
B-	Depreciation on stepped up value of fixed assets
C-	Amortization of intangible asset over 3 years
D-	Reverse interest earned on notes receivable from Elcom
E-	Reverse equity loss and impairment charge on Elcom investment
F-	Acquisition-related transaction costs incurred subsequent to balance sheet date.
G-	Reverse interest paid on shareholder notes assumed to be retired as of May 1, 2011.
H-	Interest on borrowings under credit line from May 1, 2011.
I-	Tax effect at US-source income tax rate, including impact of Elcom pre-tax loss.
J-	Does not include any gain on the pre-acquisition investment in Elcom

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

Year Ended April 30, 2011

	Frequency	Elcom
	Electronics	Technologies	Prof Forma
	Historical	Historical	Adjustments		Pro Forma

	(In thousands except per share data)

Revenues	$53,223	$10,575	$ (450	) A	$63,348

			(450	) A
Cost of revenues	33,254	6,731	350	B	39,885
Gross margin	19,969	3,844	(350)		23,463
Selling and administrative expenses	11,398	2,430	92	C	13,920
Transaction costs	-		230	F	230
Research and development expense	5,081	1,400			6,481
Operating profit	3,490	14	(672)		2,832

Other income (expense):
Investment income	395	6	(90	) D	311
Equity loss	(68)	-	68	E	-
Interest expense	(118)	(260)	168	G	(318)
			(108	) H
Other expense, net	(104)	(2)			(106)
Income before provision for income taxes	3,595	(242)	(634)		2,719
Provision for income taxes	(2,420)	1	(263	) I	(2,682)
Net income	$6,015	$(243)	$(371)		$5,401

Net income per common share
Basic	$0.73	$(0.03)			$0.65
Diluted	$0.72	$(0.03)			$0.65

Weighted average shares outstanding
Basic	8,259	8,259			8,259
Diluted	8,363	8,363			8,363

NOTES and Assumptions

A-	Eliminate intercompany sales and purchases
B-	Depreciation on stepped up value of fixed assets
C-	Amortization of intangible asset over 3 years
D-	Reverse interest earned on notes receivable from Elcom
E-	Reverse equity loss on Elcom investment
F-	Acquisition-related transaction costs incurred subsequent to balance sheet date.
G-	Reverse interest paid on shareholder notes assumed to be retired as of May 1, 2010.
H-	Interest on borrowings under credit line from May 1, 2010.
I-	Tax effect at US-source income tax rate, including impact of Elcom pre-tax loss.
J-	Does not include any gain on the pre-acquisition investment in Elcom